EXHIBIT 10.3

AE ADVANCED FUELS, INC.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the 4th day ofMarch, 2011, amended January 19, 2012, and July 24, 2012by and among Aemetis, Inc., a Nevada corporation (“Aemetis” or “Parent” or “AE”)(formerly “AE Biofuels, Inc.”) and AE Advanced Fuels, Inc., a Delaware corporation and wholly-owned subsidiary of Aemetis(the “Company”) on the one hand, and Advanced BioEnergy, LP, a California limited partnership (the “Purchaser”) and Advanced BioEnergy GP, LLC, a California limited liability company and the general partner of the Purchaser (the “General Partner”), on the other hand.

RECITALS

WHEREAS, the RegionalCenter is a limited liability company which has been designated a regional center by the USCIS pursuant to the EB-5 Program;

WHEREAS, the General Partner is a recently formed California limited liability company formed to act as the general partner of the Purchaser;

WHEREAS, the Purchaser is aCalifornia limited partnership that was recently formed to make the investment described in this Agreement;

WHEREAS, the potential investors in the Purchaser will be making an investment into the Purchaser as Limited Partners under the terms of the Limited Partnership Agreement and the Purchaser PPM (defined below);

WHEREAS, the Company is a development stage biofuels company that was recently formed to engage in the business described in the PPM (defined below);

WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser desires to purchase from the Company, up to seventy-two (72) Convertible Subordinated Promissory Notes described under this Agreement in the amount of $500,000 each, convertible into 166,667 shares of the Common Stock of Aemetis, Inc, for each Convertible Subordinated Promissory Note, and if all 72 Convertible Subordinated Promissory Notes are sold in exchange for the aggregate principal amountsof $36,000,000, they are convertible into 12,000,024 shares of the Common Stock of Aemetis, Inc.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

TERMS OF AGREEMENT

1. Defined Terms.  The terms defined in this Section 1 and parenthetically elsewhere in this Agreement shall have such defined meaning throughout this Agreement.

1.1 “Aemetis Common Stock” means the common stock of Aemetis, Inc., a Nevada corporation, par value $0.0001 per share.

1.2 “Agreement” means this Convertible Promissory Note Agreement.

1.3 “Closing” has the meaning set forth in Section 2.3.

1.4 “Common Stock” means common stock, $0.0001 par value, of the Company.

1.5 “Company” means AE Advanced Fuels, Inc., a Delawarecorporation, and subsidiary ofAemetis, Inc.

1.6 “Company Disclosure Schedule” means the Company’s disclosures regarding the representations and warranties as referenced in Section 3 of this Agreement made to the Purchasers in connection with this Agreement and the Transaction Documents, attached hereto as Exhibit C.

1.7 “Convertible Subordinated Promissory Note Agreements” means the Convertible Subordinated Promissory Notes, attached hereto as Exhibit B.

1.8 “EB-5 Condition” means approval by USCIS of the Limited Partner’s Form I-526 Immigrant Petition by Alien Entrepreneur (an “I-526 Petition”).

1.9 “EB-5 Immigrant Investor Program” has the meaning set forth in Section 4.4.

1.10 “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health or the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

1.11 “Environmental Permits” means all permits, licenses, authorizations, certificates and approvals of governmental authorities required by any Environmental Laws to be obtained by the Company or any of its subsidiaries, as the case may be, or relating to any Environmental Law and necessary or proper for the business of the Company or any of its Subsidiaries as currently conducted or as contemplated to be conducted as described in the PPM.

1.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.13 “General Partner” means Advanced BioEnergy GP, LLC, a California limited liability company and an affiliate of the RegionalCenter.

1.14 “Hazardous Substances” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under any Environmental Laws.

1.15 “Immigration Act” means the United States Immigration and Nationality Act, 8 U.S.C.§1153 (b)(5)(A)(i)-(iii),(C), as amended.

1.16 “Intellectual Property” means (a) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information, (e) all other proprietary rights, and (f) all copies and tangible embodiments thereof (in whatever form or medium).

1.17 “Lien” means, with respect to any property or asset (whether tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance, or other adverse claim of any kind in respect of such property or asset.

1.18 Limited Partners” means the Persons who are or become limited partners of the Purchaser pursuant to the Limited Partnership Agreement and who have not ceased to be limited partners for any reason.

1.19 “Limited Partnership Agreement” means the limited partnership agreement between the General Partner and the Limited Partners dated as of March 4, 2011, revised November 2011.

1.20 “Material Adverse Effect” means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value, financial or other condition of the Company, or any event or circumstance that could reasonably be expected to have any such effect or that could reasonably be expected to prevent, hinder or delay the consummation of any of the transactions contemplated by the Transaction Documents or any of the other documents, instruments or agreements contemplated hereby and thereby.

1.21 “Minimum Subscription Condition” has the meaning set forth in Section 5.7.

1.22  “Notes” means the Convertible Subordinated Promissory Notes.

1.23 “Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.24 “PPM” means “the Company’s private placement memorandum, together with the documents and exhibits referenced therein, dated March 4, 2011, revised November 2011, with Supplement dated July 23, 2012to the Purchaser, and its General Partner and Limited Partners, for investment into the Company, attached hereto as Exhibit A, and as may be supplemented or amended from time to time.

1.25 “Project” means the Company’s plan to retrofit existing corn ethanol plants in the designated geographic area for the RegionalCenter and to operate and retrofit them to enable these plants to produce ethanol from non-food based biomass and to develop, design, and operate a stand-alone cellulosic enzyme production facility.  The Company will inform the Purchaser where the Project is located promptly upon that decision being made.

1.26 “Purchaser” has the meaning set forth in the preamble hereto.

1.27 “Purchaser Disclosure Schedule” means the Purchaser’s and General Partner’s disclosures regarding the representations and warranties as referenced in Section 4 of this Agreement made to the Purchaser in connection with this Agreement and the Transaction Documents, attached hereto as Exhibit D.

1.28 “Purchaser PPM” means the private placement memorandum, dated March 4, 2011, revised November 2011 with Supplement dated July 23, 2012 written on behalf of the Purchaser to the Limited Partners for investment into the Purchaser, attached hereto as Exhibit E, and as may be supplemented or amended from time to time.

1.29 “Principal Amount” means the principal amount of US$500,000 per Note.

1.30 “Regional Center” means California Energy Investment Center, LLC, a California limited liability company which has been designated a regional center by the USCIS pursuant to the EB-5 Immigrant Investor Program.

1.31 “Regional Center Materials” has the meaning set forth in Section 3.21.

1.32 “SEC” means the Securities and Exchange Commission.

1.33 “Securities Act” means the Securities Act of 1933, as amended.

1.34 “Transaction Documents” means this Purchase Agreement, the PPM and the Notes.

1.35 “USCIS” means the United States Citizenship and Immigration Service.

2. Purchase and Sale of Notes.

2.1 Authorization.  Aemetis and the Company represent and warrant that they are authorized to enter into this Agreement and the Company has authorized the sale and issuance to the Purchaser of the Notes. The Notes shall have the term and conditions, preferences, obligations and restrictions set forth in the Convertible Subordinated Promissory Note Agreement.

2.2 Sale and Issuance.  Subject to the terms and conditions set forth in this Agreement, at each Closing the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser at thatClosing the Notes with a Principal Amount of US$500,000.

2.3 Closings; Delivery of Certificates.

(a) Initial Closing.  The initial issuances of the Notes (the “InitialClosing”) shall take place at the offices of the Company, 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014.  The Initial Closing shall occur within ten (10) days of satisfaction or waiver, by the appropriate party, of the conditions for the Closing set forth in Section 5 unless otherwise mutually agreed by the parties.  At the Initial Closing, the Purchaser shall purchase and the Company shall sell to the Purchaser not less than one Note for a minimum Principal Amount of not less than $500,000.  In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) Sale of Additional Notes.  After the Initial Closing and prior to July 1, 2013, upon five (5) days prior written notice to the Company of its election to purchase, the Purchaser may purchase, on the same terms and conditions as those contained in this Agreement, up to seventy-two (72) total Notes in the aggregate (the “Additional Notes”).  Provided, however, that prior to each Closing after the Initial Closing, the Company and Aemetis shall be entitled to update the Company Disclosure Schedule attached hereto as Exhibit C.  Any such additional disclosures shall not relieve any liability as to prior purchases under this Agreement.  Provided, further, that the minimum amount of each Note purchased in each Closing after the Initial Closing shall be an aggregate principal of Five Hundred Thousand Dollars ($500,000) for each Note.  Prior to June 30, 2013, the Company shall not offer or sell the Notes to any other potential purchasers without the Purchaser’s advance written consent, which shall not be unreasonably withheld.  Nothing herein shall prohibit the Company or any affiliate of the Company from raising other forms of debt or equity capital.

(c) Delivery.  At each Closing, the Company shall deliver to the Purchaser a certificate representing the Notes being purchased by the Purchaser at the Closing against payment of the aggregate Principal Amount for the principal therefore by check payable to the Company or by wire transfer to a bank account designated by the Company,

3. Representations and Warranties of Aemetis and the Company.Aemetis and the Company, except as set forth in the Company Disclosure Schedule, attached hereto as Exhibit C, hereby represent and warrant to, and covenant with, the Purchaser as set forth below.  Each of the representations and warranties shall be true as of the date of this Agreement and each Closing, except as disclosed in any supplement to the Company Disclosure Schedule provided prior to any Closing by the Company and Aemetis.  Provided, however, any supplement to the Company Disclosure Schedule shall not relieve any liability as to Closings occurring prior to the date of the disclosure.

3.1 Organization, Good Standing and Qualification.  Each of Aemetis and the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  Each of Aemetis and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which qualification is required, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

3.2 Capitalization and Voting Rights.  The authorized capital of the Company consists, immediately prior to the Initial Closing, of 150,000,000 shares of Common Stock, $0.0001 par value, 90,000,180 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

3.3 SEC Filings; Financial Statements.  AE has filed or furnished, as applicable, with the SEC each report, registration statement and definitive proxy statement required to be filed by AE with the SEC between December 31, 2007 and the date of this Agreement (collectively, the “AE SEC Documents”). Each of the AE SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and the rules and regulations of the SEC promulgated thereunder applicable to the AE SEC Documents; and none of the AE SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in the AE SEC Documents: (i) complied as to form in all material respects with the then applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP, on a consistently applied basis, throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q or Form 10-QSB, as applicable, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly presented the consolidated financial position of AE and its subsidiaries as of the respective dates thereof and the consolidated results of operations of AE and its subsidiaries for the period covered thereby.  Other than as specified in the AE SEC Documents or subsequent SEC filings, there has been no change in AE’s accounting policies or estimates, except as described in the notes to the consolidated financial statements or as required by GAAP.  AE and the Company represent and warrant that they have made available true and correct copies of all of the AE SEC Documents to Purchaser.  Further, nothing has occurred from the date of the filing of the AE SEC Documents which would have a Material Adverse Effect, except as specifically disclosed to Purchaser in the Company Disclosure Schedule.  Further, since the date of the most recent balance sheet included in an AE SEC Document to the date hereof, there has been no Material Adverse Effect.

Except as disclosed in AE’s SEC filings or on the Company Disclosure Schedule, AE does not have any options, warrants, rights (including purchase, conversion or preemptive rights), calls, commitments, subscription rights, exchange rights, profit participation, or other agreements for the purchase or acquisition from AE, or similar rights to acquire from AE or similar obligations of AE to issue, any shares of its capital stock.  Except as disclosed in AE’s SEC Documents or on the Company Disclosure Schedule, AE is not a party or subject to any agreement or understanding, and, to the best of AE’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of AE or by a director of AE.

3.4 Subsidiaries.  Except as disclosed in the Company Disclosure Schedule, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement

3.5 Authorization.  The Board of Directors of Aemetis and the Company have approved the Transaction Documents.  Each of Aemetis and the Company has all requisite power and authority to execute, deliver and perform the Transaction Documents.  All corporate action on the part of Aemetis and the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of Aemetis and the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Notes pursuant to this Agreement has been taken or will be taken prior to the Closing.  The Transaction Documents have been duly executed and delivered by Aemetis and the Company, and assuming that they have been duly executed and delivered by any party thereto other than Aemetis and the Company, constitute valid and legally binding obligations of Aemetis and the Company, enforceable against them in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.6 Valid Issuance of Notes.  The Notes have been duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein.

3.7 Governmental and Third Party Consents; Compliance with Laws and Court Orders.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of Aemetis or the Company is required in connection with the execution and the consummation of the transactions contemplated by the Transaction Documents, except qualification or filings under applicable blue sky laws and federal securities laws applicable to the offering of the Notes.  Except as disclosed in AE SEC Documents or the Company Disclosure Schedule, Aemetis and the Company is not in violation or default of any provisions of any laws, statutes, ordinances, regulations, administrative interpretations, judgments, injunctions, orders, policies or decrees of any court or governmental or administrative authority that are applicable to Aemetis or the Company or either of their assets, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and there does not exist any state of fact that, with notice or lapse of time or both, would constitute an event of default on the part of Aemetis or the Company, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect.

3.8 Offering.  Subject in part to the truth and accuracy of the Purchaser’s and the General Partner’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Notes will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable securities laws of any state of the United States.

3.9 Properties.  The Company has good title to, or in the case of leased property has valid leasehold interests in, all personal property and assets (whether tangible or intangible) necessary to the operation of its business.  The Company has valid and insurable fee simple title to, or in the case of leased real property have valid leasehold interests in, all real property necessary to the operation of its business.  None of such property or assets (whether real or personal) is subject to any Liens.

3.10 Litigation.  Except as disclosed in AE’s SEC filings and the Company Disclosure Schedule (applicable to this entire section 3.10), there is no legal or governmental action, suit, proceeding or investigation pending or, to the best of Aemetis and the Company’s knowledge, currently threatened against Aemetis or the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body that questions the validity of the Transaction Documents or the right of Aemetis or the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect.  Aemetis and the Company eachare not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by Aemetis or the Company currently pending or that such party intends to initiate.

3.11 Compliance with Other Instruments.  The Company is not in violation or default of any provision of the Certificate of Incorporation or its Bylaws, or, in any material respect, of any judgment, order, writ, decree, contract, agreement, lease, franchise, license, permit or other instrument to which it is a party or by which it is bound or by which any of its properties may be bound or affected, or, of any provision of any federal or state statute, rule or regulation applicable to it, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to comply would not have a Material Adverse Effect on the Company.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such judgment, order, writ, decree, contract, agreement, lease, franchise, license, permit or other instrument, or an event that results in the creation of any Lien upon any material assets of the Company or Aemetis or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or Aemetis or their respective business, operations, assets or properties.

3.12 Permits.  The Company has or will use commercially reasonable efforts to obtain, within a reasonable time, all franchises, permits, certificates, licenses and other authorizations from such federal, state or local government or governmental agency, department or body that are necessary for the conduct of its business as now being conducted by it and as to be conducted as described in the PPM, other than those, the lack of which, would not have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, certificates, licenses and other authorizations.  The Company has not received notice of any proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

3.13 Environmental and Safety Laws.  The Company is not in violation of any federal, state, or local Environmental Law applicable to it or its properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Law, except where such violation could not be reasonably expected to have a Material Adverse Effect.  No notice or action alleging such violation is pending or, to the best knowledge of Aemetis and the Company, threatened.  To the best knowledge of Aemetis and the Company, no past or present condition or practice of the businesses conducted by the Company or to be conducted as described in the PPM would prevent continued compliance with any Environmental Permits or give rise to any common law or statutory liability or otherwise form the basis of any claim, action or proceeding with respect to the Company involving any Hazardous Substances.  The Company (i) is in compliance in all material respects with any and all Environmental Laws, (ii) has received or will use commercially reasonable efforts to obtain, within a reasonable period of time, all Environmental Permitsrequired of it to conduct its business as now being conducted and as proposed to be conducted as described in the PPM and (iii) is in compliance in all material respects with all terms and conditions of anysuch Environmental Permit, (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.14 No Liabilities.  The Company has no liabilities except as set forth in the in the Company financial statements provided to the Purchaser or as disclosed on Schedule 3.14

3.15 Intellectual Property.  Except as set forth in the PPM, the Company owns, licenses or otherwise possesses, or intends to use commercially reasonable efforts to do so, all Intellectual Property necessary for the conduct of its business as described in the PPM.  No claims have been asserted against the Company and AE by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property.  Any and all licenses of Intellectual Property from the Parent shall be on a royalty free basis.  The Company shall obtain, within a reasonable time after the execution of this Agreement, a non-exclusive, non-transferable license to use certain Intellectual Property owned by the Parent (the “Biofuels License”), as described in Schedule 3.15, and said license shall have a minimum term of five years and be annually renewed so long as the Company’s Notes remains outstanding.

3.16 Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

3.17 Offering Materials.  The Company has not distributed and will not distribute prior to any Closing any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Notes other than the Transaction Documents, or any amendment or supplement thereto.

3.18 Insurance.  The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business as currently conducted, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.  The Company shall use commercially reasonable efforts to timely obtain additional insurance as reasonably required for its business as such business is described in the PPM.

3.19 Employee Relations.  The Company is not a party to any collective bargaining agreement or employs any member of a union.  Aemetis and the Company each believe that its relations with its employees are good.

3.20 Disclosure.  The PPM, together with the information included herewith, provided to the Purchaser has been prepared in good faith by the Company and Aemetis and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, provided, however, that with regards to certain projections, financial statements, and forecasts set forth in the PPM, the Company, Aemetis and their respective management do not represent or warrant or covenant that any occurrences, developments or facts, including without limitation projections set forth in the PPM which will occur or eventuate after the date of this Agreement, will in fact occur or eventuate after such date of this Agreement. Aemetis and the Company have made available to the Purchaser all of the information reasonably available to Aemetis and the Company that the Purchaser has requested or that Aemetis and the Company, in their reasonable judgment, believe should be provided to the Purchaser in order for them to verify the information supplied in regard to the business of the Company as contemplated to be conducted as described in the PPM and to evaluate the merits and risks of the Notes contemplated by this Agreement for deciding whether to acquire and/or convert the Notes, including the projections set forth in the PPM.  No representation or warranty of the Company or Aemetis contained in this Agreement, except as qualified by the Company Disclosure Schedule or otherwise herein, and no certificate furnished or to be furnished to the Purchaser at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The PPM was prepared in good faith; however, the parties hereto acknowledge that the actual results may vary.

3.21 Representations and Warranties.  Aemetis and the Company acknowledge and agree that the Purchaser has not made any representations or warranties except as specifically set forth or referenced in this Agreement, the Purchaser PPM and the Regional Center’s Workbook previously provided to Aemetis and the Company (the “Regional Center Materials”).  Aemetis and the Company acknowledge and agree that no officer, director, attorney or other Person affiliated with the Purchaser or the General Partner has given Aemetis or the Company any information or made any representations, oral or written, other than as provided in this Agreement, the Purchaser PPM and the Regional Center Materials.  Aemetis and the Company have, in connection with this transaction, each relied solely on its own due diligence investigation and not on any representations or warranties which are not set forth in this Agreement, the Purchaser PPM and the Regional Center Materials.

3.22 Full Disclosure.  None of the representations or warranties made by Aemetis or the Company, or made in any certificate or PPM furnished or to be furnished by any of them or on their behalf, taken as a whole contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made true.

4. Representations and Warranties of the Purchaser and the General Partner.The Purchaser and the General Partner on behalf of themselves, except as set forth in the Purchaser Disclosure Schedule which may be updated by the Purchaser prior to each Closing, attached hereto as Exhibit D, hereby represents and warrants as set forth below.  Any such update of the Disclosure Schedule shall not relieve the Purchaser or General Partner of liabilities associated with prior Closings.

4.1 Organization, Good Standing and Qualification.  The Regional Center is a California limited liability company duly organized, validly existing and in good standing under the laws of the State of Californiaand has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  The Regional Center is duly qualified to transact business and is in good standing in each jurisdiction in which qualification is required, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect. The Purchaser is a California limited partnership duly organized, validly existing and in good standing under the laws of the State of Californiaand has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  The Purchaser is duly qualified to transact business and is in good standing in each jurisdiction in which qualification is required, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.The General Partner is a California limited liability company duly organized, validly existing and in good standing under the laws of the State of Californiaand has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  The General Partner is duly qualified to transact business and is in good standing in each jurisdiction in which qualification is required, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

4.2 Authorization.  The Purchaser represents and warrants to, and covenants with, the Company that: (i) it has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the General Partner and the Purchaser for and on behalf of themselves and the General Partner and the consummation of the transactions herein and therein contemplated will not violate any provision of the organizational documents, including the Limited Partnership Agreement, of the General Partner or the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the General Partner or Purchaseris a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the General Partner or the Purchaser, (iii) except as provided in this Agreement, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the General Partner or Purchaser, for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the General Partner and the Purchaser, enforceable in accordance with its terms,except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Regional Center Designation.  The Regional Center was designated by the United States Citizenship & Immigration Services (“USCIS”) as a “regional center” on August 12, 2009 (the “Regional Center Designation”).  A copy of the USCIS designation letter has been provided to Aemetis and the Company.  All of the Regional Center’s geographic areas are currently designated targeted employment areas (“TEAs”) as defined by the Immigration Act.  Except as disclosed in the Purchaser Disclosure Schedule, the Regional Center is in compliance with all requirements necessary to retain its status as a designated regional center under the Regional Center Designation letter and will use commercially reasonable efforts to remain in compliance with all such requirements for as long as the Partnership holds any Notes.  However, it is understood and agreed that neither the Purchaser nor the General Partner is making any representation that the activities and operations of the Company will meet the job creation requirements of the EB-5 Immigrant Investor Program.

4.4 No Conflict.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby are made by the Purchaser in cooperation with the Regional Center pursuant to the EB-5 immigrant investment pilot program (the “EB-5 Immigrant Investor Program”) set forth in the Immigration Act, which provides for the potential grant of lawful permanent resident status in the United States to those who make qualifying investments under the Immigration Act.  For clarity, no representation or warranty is made that any specific actual or potential Limited Partner will be granted any specific residency status.  The Regional Center is not in violation or default of any provision of its organizational documents, or, in any material respect, of any judgment, order, writ, decree, contract, agreement, lease, franchise, license, permit or other instrument to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to it, including, without limitation, the Immigration Act and the EB-5 Immigrant Investor Program.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such judgment, order, writ, decree, contract, agreement, lease, franchise, license, permit or other instrument, or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Regional Center its business, operations, assets or properties, including the Regional Center Designation.

4.5 Purchase for the Account of the Purchaser, the General Partner and the Limited Partners.  The Notes are being acquired for investment for the account of the Purchaser and the account of the General Partner and the Limited Partners.  The Notes are not being acquired by the Purchaser as a nominee or agent and not with a view to the resale or distribution of any part thereof.

4.6 Disclosure of Information.Prior to the time of purchase of any Notes, the Purchaser, the General Partner, the Regional Center,and each Limited Partner (as of that date) received a copy of the Purchaser PPM, the Company’s PPM, including any supplement thereto or amendment thereof (made and delivered to the Purchaser prior to the applicable Closing), the Transaction Documents and the Convertible Subordinated Promissory Note Agreement.  The Purchaser, the Regional Center and the General Partner have reviewed or been provided with an opportunity to review the PPM, the Purchaser PPM, including any supplement thereto or amendment thereof (made and delivered to Purchaser prior to the applicable Closing), the Transaction Documents and the Convertible Subordinated Promissory Note Agreements, and have had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify the Purchaser’s and the General Partner’s and the Regional Center’s understanding of the terms thereof and of the Company’s business and status thereof.  The Purchaser acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company has given the Purchaser or the General Partner or the Regional Center any information or made any representations, oral or written, other than as provided in the PPM, including any supplement thereto or amendment thereof (made and delivered to Purchase prior to the applicable Closing), the Transaction Documents and the Convertible Subordinated Promissory Note Agreement, on which the Purchaser or the General Partner have has relied upon in deciding to invest in the Notes, including without limitation, the economic returns or immigration status which may accrue as a result of the purchase of the Notes.  The Purchaser and the General Partner have, in connection with the Purchaser’s decision to purchase the Notes, relied solely upon the PPM, including any supplement thereto or amendment thereof, the Transaction Documents and the documents included therein or incorporated by reference and the representations and warranties of Aemetis and the Company contained herein.  The Purchaser and the General Partner acknowledge and agree that this Agreement and the PPM contains all the representations and warranties made by the Company to the Purchaser and the General Partner in connection with the offering, sale and purchase of the Series A Preferred Stock.

4.7 Investment Experience.  The Purchaser and the General Partner understand that the purchase of the Notes involves substantial risk.  Each of the Purchaser and the General Partner acknowledges that the Purchaser can bear the economic risk of its investment and the Purchaser and the General Partner have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the Purchaser’s investment in the Notes for themselves.  The Purchaser and the General Partner represent that the Purchaser has been organized specifically for the purpose of acquiring the Notes.  The Purchaser and the General Partner have undertaken an independent analysis of the merits and the risks of an investment in the Notes, based on the Purchaser’s and General Partner’s own financial circumstances.

4.8 No General Solicitation.  The Purchaser and the General Partner acknowledge that they have not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Notes.

4.9 Purchasers.  In connection with the investment in both the Purchaser and the Company, each of the Limited Partners will certify prior to the applicable Closing that said Limited Partner is either (a) an “accredited investor” within the meaning of SEC Rule 501 of Regulation D of the Securities Act, as presently in effect, and agrees to resell the securities only in accordance with the provisions of registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act, or (b) not a “U.S. Person” and otherwise in full compliance with Regulation S promulgated under the Securities Act and agrees to resell the securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.  Each Limited Partner will execute prior to the applicable Closing the Limited Partner Certificate, attached hereto as Exhibit F.

4.10 Restricted Securities.  The Purchaser and the General Partner understand that the Notes are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Purchaser represents that it and the General Partner are, familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby.  In particular, the Purchaser and the General Partner are aware that Aemetis, Inc. was previously a shell company, and therefore the exemption offered pursuant to rule 144 is only available if Aemetis, Inc. has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the sale. Neither the Purchaser nor the General Partner will, on behalf of themselves or the Limited Partners, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Notes, nor will the Purchaser or the General Partner on behalf of themselves or the Limited Partners engage in any short sale that results in a disposition of any of the Note or underlining shares of Common Stock by the Purchaser, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities law.  Neither the Purchaser nor the General Partner will, directly or indirectly, on behalf of themselves or the Limited Partners, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities of Aemetis, Inc., nor will the Purchaser or the General Partner, directly or indirectly, on behalf of themselves or the Limited Partners, engage in any short sale that results in a disposition of any of the securities of Aemetis, Inc. by the Purchaser, the Limited Partner, or the General Partner, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities law.

4.11 Consultation With Own Attorney.  The Purchaser and the General Partner have been advised to consult with their own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences to the Purchaser and the General Partner of purchasing the Notes, and have done so, to the extent the Purchaser and the General Partner consider necessary.

4.12 Tax Consequences.  The Purchaser and the General Partner acknowledge that the tax consequences to the Purchaser, the General Partner and the Limited Partners of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s officers, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to the Purchaser or the General Partner or the Limited Partners, of an investment in the Company.  The Purchaser and the General Partner will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.

4.13 Information Provided by the Purchaser and the General Partner.  All information which the Purchaser and the General Partner have provided to the Company concerning the Purchaser and the General Partner and their financial position and knowledge of financial and business matters, and any information found in the Limited Partner Certificate, is truthful, accurate, correct, and complete as of the date set forth herein, the form of which is attached hereto as Exhibit F.

4.14 Legends.  The Purchaser and the General Partner understand that until such time as the Notes have been converted and the Common Stock issuable thereunder may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Notes and the Common Stock issuable thereunder will bear a restrictive legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS THE RESALE OF SUCH SECURITIES IS REGISTERED UNDER THE ACT OR UNLESS UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF THE LAW.”

Further, Aemetis and the Company agree to provide a legal opinion, provided by its own counsel and at its own expense, to the Purchaser, General Partner, and Limited Partners, to sell the securities of Aemetis, Inc. into which the Notes sold in connection with this Agreement are convertible, provided that such securities are sellable under Rule 144 of the Securities Act. The Company need not register the transfer of any Notes hereunder, and may also instruct its transfer agent not to register the transfer of any Notes or Common Stock issuable thereunder, unless the Purchasers complies with the restrictions set forth in this Section 4.14 and all applicable securities laws.

4.15 Reliance on Exemptions.  The Purchaser and the General Partner understand that the Notes are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s, the General Partner’s and the Limited Partner’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes.

4.16 No Government Review.  The Regional Center, the Purchaser and the General Partner understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Notes.

5. Conditions of Purchaser’s Obligations at Each Closing.  The obligations of the Purchaserand the General Partner are subject to the fulfillment, on or before a Closing, of each of the following conditions, the waiver of which shall not be effective against the Purchaser unless consented thereto in writing:

5.1 Authorization.  The Company shall have authorized the sale, issuance and delivery to the Purchaser of the Notes.

5.2 Certificates.  The representations and warranties of Aemetis and the Company contained in Section 3 shall be true and correct as of the date hereof and as of the Initial Closing, and for additional Closings, as supplemented by Aemetis and the Company, pursuant to Section 3, and the Company shall have delivered to the Purchaser a certificate executed by the Chairman of the Board or Chief Executive Officer and the Chief Financial Officer of Aemetis and the Company, dated the date of such Closing, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of Aemetis and the Company set forth in Section 3 are true and correct in all respects as of the date of this Agreement and as of the date of such Closing, and Aemetis and the Company have complied with all the agreements and satisfied all the conditions herein on their part to be performed or satisfied on or prior to such Closing.

5.3 Secretary’s Certificate.Aemetis and the Company shall have delivered to the Purchaser a certificate executed by the Secretary of Aemetis and the Company, dated as of such Closing, in form and substance reasonably satisfactory to the Purchaser, certifying the resolutions adopted by the Board of Directors of Aemetis and the Company approving the transactions contemplated by this Agreement and the issuance of the Notes, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of Aemetis and the Company.  Aemetis and the Company shall have also delivered a good standing certificate to Purchaser on behalf of Aemetis and the Company.

5.4 Qualifications.  All authorizations, approvals, consents or permits, if any, of any Person that are required in connection with the lawful issuance and sale of the Notes, pursuant to this Agreement shall be duly obtained and effective as of the applicable Closing.

5.5 No Material Adverse Change.  Nothing shall have occurred or be threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.6 Minimum Subscription Condition.  The Purchaser has notified Aemetis and the Company that it wishes to proceed with a purchase and Closing pursuant to the terms of this Agreement and the number of Notes to be purchased.  If the Purchaser so notifies Aemetis and the Company, then at the Initial Closing the Purchaser shall have sufficient funds to purchase and will purchase and the Company shall sell to the Purchaser Notes for an aggregate principal amount of not less than Five Hundred Thousand Dollars ($500,000) (the “Minimum Subscription Condition”) nor more than $36 million on the terms reflected herein.  Thereafter, until June 30, 2013, if the Purchaser elects to purchase additional Notes, the Purchaser must have sufficient funds to purchase and will purchase and the Company shall sell to the Purchaser Notes each for a principal amountof not less than Five Hundred Thousand Dollars ($500,000) per Closing, nor more than an aggregate principal amountfor the applicable Closing and all prior Closing of no more than Thirty-Six Million Dollars ($36,000,000) on the terms set forth in this Agreement.

5.7 EB-5 Condition.  The EB-5 Condition shall have been met with respect to each Limited Partner whose funds are to be invested in the Partnership and used to purchase the Notes.

5.8 Disclosure Schedules.  The Purchaser shall have approved, in its sole discretion, for any Closing other than the Initial Closing, the Company’s and Aemetis representations and warranties set forth in Section 3 above as amended or supplemented hereunder.

5.9 Implementation of PPM.  The Purchaser shall be satisfied with the then current operating status of the Company.

5.10 Grant of License.  The Company shall have obtained the Biofuels License from the Parent specified in Section 3.15.

6. Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Purchaser are subject to the fulfillment on or prior to the Closing of each of the following conditions by the Purchaser:

6.1 Representations and Warranties.  The representations and warranties of the Purchaser and the General Partner contained in Section 4 shall be true and correct as of the date hereof and as of the Initial Closing and for additional Closings, as supplemented by the Purchaser and the General Partner, pursuant to Section 4, and the Purchaser and the General Partner shall have delivered to Aemetis and the Company certificates executed by the appropriate officers, dated the date of such Closing, in form and substance reasonably satisfactory to Aemetis and the Company, to the effect that the representations and warranties of the Purchaser and the General Partner set forth in Section 4 are true and correct in all respects as of the date of this Agreement and as of the date of such Closing, and the Regional Center, the Purchaser and the General Partner have complied with all the agreements and satisfied all the conditions herein on their part to be performed or satisfied on or prior to such Closing.

6.2 Payment of Principal Amount.  The Company shall receive same-day funds in the full amount of the principal for the Notes.

6.3 EB-5 Condition.  The EB-5 Condition shall have been met with respect to each Limited Partner whose funds are to be invested in the Partnership and used to purchase the Notes.

6.4 Limited Partnership Certificate.  The Purchaser shall have delivered to the Company and Aemetis the Limited Partnership Certificate, attached hereto as Exhibit F, from each Limited Partner, certifying their status as either an “accredited investor” or “Regulations S investor,” and receipt of the Company PPM.

6.5 Disclosure Schedules.  The Company’s approval of any updated Purchaser Disclosure Schedule.  The Purchaser shall also, in the Purchaser’s discretion, have the right to obtain the applicable Limited Partner’s approval of the updated Company Disclosure Schedule.

7. Post-Closing Covenants.

7.1 Use of Proceeds.  The Company shall use the proceeds from the sale of the Notes as described under “Use of Proceeds” in the PPM.

7.2 Conduct of Business.  Aemetis and the Company covenant and agree that the Company and Aemetis will use their commercially reasonable efforts to cause the Company to conduct its business substantially as described with the PPM, so that the first project year for USCIS compliance under the EB-5 Immigrant Investor Program shall be 2011.

7.3 Rule 144 Requirements.  With a view to making available to the Purchaser the benefits of SEC Rule 144 promulgated by the SEC and any other rule or regulation of the SEC that may at any time permit the Purchaser or any selling General or Limited Partner of Purchaser (each a “Selling Shareholder”) to sell securities of AE to the public without registration, as long as a Selling Shareholder is the owner of any shares of AE’s common stock issued in connection with the conversion of the Notes under this Agreement (the “Covered Shares”), AE shall use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of AE under the Securities Act, the Exchange Act and any and all rules and regulations promulgated by the SEC thereunder (the “Reports”).  If AE at any time is not required to file the Reports, or if at any time the duty to do so is suspended pursuant to the provisions of any of those Acts, rules or regulations, AE agrees to use commercially reasonable efforts to make publicly available the information about AE specified in Rule 15c2-11 under the Exchange Act.  AE also agrees that, promptly upon written request by a Selling Shareholder it will take any action that is necessary on its part for the Selling Shareholder to sell publicly without registration any of the Covered Shares pursuant to the provisions of Rule 144, as long as any such sale otherwise complies with the requirements of Rule 144 applicable to the Selling Shareholder.  AE’s obligations under this Section 7.3 shall terminate at the earlier of: (i) two (2) years following the date the Note has been converted pursuant to the Convertible Subordinated Promissory Note Agreement; (ii) such earlier time at which all Covered Shares can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act, or (iii) 12 years after the date of this Agreement.

7.4 Information Rights.  Aemetis and the Company shall deliver to the Regional Center and the Purchaser such information and documentation as the Regional Center reasonably requires in order for (i) each prospective investor in the Purchaser filing an I-526 Petition to satisfy the evidence submission requirements or requests of the USCIS, (ii) the Regional Center to satisfy the records, data and information maintenance and reporting requirements under the Immigration Act and the rules and regulations promulgated thereunder for the EB-5 Immigrant Investor Program, (iii) each Limited Partner filing an I-829 petition to satisfy the evidence submission requirements of the USCIS for removal of the conditions which were based on an I-526 Petition approval, (iv) and to confirm, monitor and document the job creation requirements of the EB-5 Immigrant Investor Program, and (v) as the Purchaser reasonably requires to evaluate the potential exercise of the Conversion Option set forth in Section 7.7.Further,Aemetis and the Company shall deliver to the Regional Center and the Purchaser such other information and documentation as may be necessary or appropriate, in the Regional Center or Purchaser’s discretion, to monitor Aemetis and the Company’s obligations under this Agreement, to confirm compliance with and implementation of the PPM and (iv) as the Purchaser requests to audit or examine the computation of the Series A Distribution Amount (as defined in the Certificate).  Provided, however, that Aemetis and the Company shall not be obligated under this Section 7.4 to provide information (i) that Aemetis or the Company reasonably determine in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to Aemetisand the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between Aemetis, the Company and its counsel.

7.5 Inspection. Aemetis and the Company shall permit the Purchaser, at Purchaser’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Purchaser; provided, however, that Aemetis and the Company shall not be obligated pursuant to this Section 7.5 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to Aemetis and the Company) or the disclosure of which would adversely affect the attorney-client privilege between Aemetis, the Company and its counsel.

7.6 Termination of Information and Observer Rights. The covenants set forth in Sections 7.4 and 7.5 shall terminate and be of no further force or effect immediately upon the conversion of the Notes in accordance with Section 7.7, except for obligations related to information and documentation for the EB-5 Immigrant Investor Program and the USCIS.

7.7 Conversion Rights.Each share of the Note shall be convertible, at the option of the holder thereof(a “Holder”), three (3) years after the date of issuance of such Note into that number of fully-paid andnonassessable shares of Aemetis Common Stock (“Conversion Option”), as more fully described in the Convertible Subordinated Promissory Note Agreement.

7.8 Confidentiality.

(a) Each of the Purchaser and the General Partner understands that the information contained in the PPM is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use.  The Purchaser and the General Partner agree to use the information contained in the PPM for the sole purpose of evaluating a possible investment in the Notes, and the Purchaser and General Partner acknowledge that they are prohibited from reproducing or distributing the PPM, this Purchase Agreement, or any other offering materials, or other information provided by Aemetis or the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to prospective Limited Partners and their financial, investment or legal advisors in connection with Purchaser’s proposed investment in the Notes.  Further, the Purchaser and General Partner understand that the existence and nature of all conversations and presentations, if any, regarding Aemetis and the Company and this offering must be kept strictly confidential.  The Purchaser and General Partner understand that the federal securities laws impose restrictions on trading based on information regarding this offering.  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser or General Partner, or that the Purchaser or General Partner is legally required to disclose; provided, however, that if the Purchaser or General Partner is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, they shall provide Aemetis or the Company with prompt notice of any such request or order in time sufficient to enable Aemetis or the Company to seek an appropriate protective order.

(b) Aemetis and the Company understand that the information contained in the Regional Center Materials is strictly confidential and proprietary to the Regional Center and is being submitted to Aemetis and the Company solely for their confidential use.  Aemetis and the Company acknowledge that they are prohibited from reproducing or distributing the Regional Center Materials in whole or in part, or divulging or discussing any of their contents, except to their legal advisors in connection with the Offering.  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of Aemetis or the Company, or that Aemetis or the Company is legally required to disclose; provided, however, that if Aemetis or the Company is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Regional Center with prompt notice of any such request or order in time sufficient to enable it to seek an appropriate protective order.

8. Miscellaneous.

8.1 Survival of Warranties.  The warranties, representations and covenants of Aemetis, the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing.

8.2 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under, or by reason of, this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.  Venue for any dispute shall be in Fresno County, California.

8.4 Counterparts and Facsimile Signatures.  This Agreement may be executed manually or by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.5 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices.  Except as otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) when received by facsimile at the address and number for such party set forth on the signature page hereto, (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested, postage prepaid, and addressed to the other party as set on the signature page hereto, or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page below, with next business day delivery guaranteed.  A party may change or supplement its addresses for the purposes of receiving notice pursuant to this Section 8.6 by giving the other parties written notice of the new address in the manner set forth above.

8.7 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction, other than any potential finders’ fees or commissions which may be payable in connection with an investment in Purchaser by a Limited Partner which, if approved or agreed to by the Purchaser in writing, shall be the sole responsibility of the Purchaser.  The Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees or representatives is responsible, and the Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.  Each of the parties agrees that it will only pay finders’ fees and/or commissions in connection with this transaction in accordance with applicable law.

8.8 Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Convertible Subordinated Promissory Note Agreement, the substantially prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9 Amendments and Waivers.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Aemetis, the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, the Company and Aemetis.

8.10 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11 Further Assurances.  The Company and the Purchaser shall take all further actions and execute and deliver all further documents that are reasonably be required to effect the transactions contemplated by this Agreement.

8.12 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding among the parties hereto and supersede all prior negotiations and agreements, whether oral or written.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE “COMPANY” AE ADVANCED FUELS, INC.		THE “PURCHASER” ADVANCED BIOENERGY, LP, A CALIFORNIA LIMITED PARTNERSHIP
By:	/s/ Eric A. McAfee	By:	Advanced BioEnergy GP, LLC, a California limited liability company, General Partner
Eric A McAfee
Chief Executive Officer

THE “PARENT”			By:	/s/ Joseph Penbera
Dr. Joseph Penbera, Chairman
AEMETIS, INC.
			By:	/s/ Andrew Young
By:	/s/ Eric A. McAfee			Andrew Young, President
Eric A McAfee
Chief Executive Officer
THE “GENERAL PARTNER”

Advanced BioEnergy GP, LLC, a California limited liability company

			By:	/s/ Joseph Penbera
Dr. Joseph Penbera, Chairman

			By:	/s/ Andrew Young
Andrew Young, President

EXHIBIT A

COMPANY PRIVATE PLACEMENT MEMORANDUM

EXHIBIT B

CONVERTIBLE SUBORDINATED PROMISSORY NOTE AGREEMENT

EXHIBIT C

COMPANY DISCLOSURE SCHEDULE

EXHIBIT D

PURCHASER DISCLOSURE SCHEDULE

EXHIBIT E

PURCHASER PPM

EXHIBIT F

LIMITED PARTNERSHIP CERTIFICATE